Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Symbotic Inc. (f/k/a SVF Investment Corp. 3) on Form S-8 of our report dated March 23, 2022, which includes an explanatory paragraph as to SVF Investment Corp. 3’s ability to continue as going concern, with respect to our audit of the consolidated financial statements of SVF Investment Corp. 3 as of December 31, 2021 and 2020 and for the year ended December 31, 2021 and the period from December 11, 2020 (inception) through December 31, 2020 appearing in the Annual Report on Form 10-K of SVF Investment Corp. 3 for the year ended December 31, 2021. We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement. We were dismissed as auditors on June 7, 2022, and accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal.

/s/ Marcum LLP

New York, New York

August 12, 2022